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                                  EXHIBIT 11
                               PG&E CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE

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
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                                                   Three months ended       Twelve months ended
                                                       December 31,             December 31,
                                                   -------------------     ---------------------
(in millions, except per share amounts)            1999           1998     1999            1998
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
BASIC EARNINGS PER SHARE (EPS)/1/

Earnings available for common stock                $   (611)   $     196        $    (73)    $    719
                                                   ========    =========        ========     ========
Average common shares outstanding/2/                    366          383             368          382
                                                   ========    =========        ========     ========
Basic EPS                                          $  (1.67)   $    0.51        $  (0.20)    $   1.88
                                                   ========    =========        ========     ========

DILUTED EARNINGS PER SHARE (EPS)/1/

Earnings available for common stock                $   (611)   $     196        $    (73)    $    719
                                                   ========    =========        ========     ========

Average common shares outstanding                       366          383             368          382
Add: outstanding options, reduced by the
  number of shares that could be
  repurchased with the proceeds from
  such exercise (at average market price)                 -            1               1            1
                                                   --------    ---------        --------     --------

Average common shares outstanding as
  adjusted                                              366          384             369          383
                                                   ========    =========        ========     ========
Diluted EPS                                        $  (1.67)   $    0.51        $  (0.20)    $   1.88
                                                   ========    =========        ========     ========

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1    This presentation is submitted in accordance with Item 601(b)(11) of
     Regulation S-K and Statement of Financial Accounting Standards No. 128.

2 Average common shares outstanding exclude shares held by a subsidiary of PG&E Corporation (23,815,000 shares at December 31, 1999) and shares held by the Company to secure deferred compensation obligations (281,985 shares at December 31, 1999).